Exhibit 23.3

Consent of Chris Bostwick

I consent to the inclusion and/or incorporation by reference in this Registration Statement on Form F-3 of AuRico Gold Inc., which is being filed with the United States Securities and Exchange Commission, of references to my name in and information derived from the following reports and documents:

Sections 15.4, 15.5, 15.7, 22.2.1 and 22.5 of the NI 43-101 Technical Report for the Kemess Underground Project, British Columbia, Canada

Dec 31st, 2012, Young-Davidson Underground Reserves

Dec 31st, 2012, Kemess Underground Reserves

Dated this 10th day of June, 2013.

/s/ Chris Bostwick
By:	Chris Bostwick, FAusIMM
Title:	Senior Vice President, Technical Services
Company:	AuRico Gold Inc.